                                                                    EXHIBIT 10.8
                                                              Amendment No. 1 to
                                                            Employment Agreement
                                                          with Lawrence S. Doyle


                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT


      This Amendment No. 1 (the "Amendment") to the Employment Agreement dated as of December 5, 1997 (the "Employment Agreement") between Annuity and Life Re (Holdings), Ltd., a Bermuda corporation (the "Company"), Annuity and Life Reassurance, Ltd., a subsidiary of the Company organized under the laws of Bermuda (the "Operating Company"), and Lawrence S. Doyle (the "Employee") is hereby entered into as of February 27, 1998 by and between the Company, the Operating Company and the Employee. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Employment Agreement.

      WHEREAS, the Company, the Operating Company and the Employee wish to modify certain provisions of the Employment Agreement;

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the parties hereto agree to the following amendment to the Employment Agreement:

      1. Options. The first sentence of the first paragraph of Section 6(a) is hereby amended to read as follows:

            The Company shall grant to the Employee, subject to and effective as of the consummation of the IPO, options (the "Initial Options") to purchase at a price per share equal to the price per share in the IPO, three percent of the Company's ordinary shares outstanding immediately after the consummation of the IPO and any concurrent private placement of the Company's ordinary shares (the "Ordinary Shares"), but not to exceed an aggregate value of $12.0 million (valued at the IPO per share price).

      2. Entire Agreement. The Employment Agreement, as amended by this Amendment, constitutes the entire agreement between the parties pertaining to the subject matter hereof and fully supercedes any and all prior or contemporaneous agreements or understandings between the parties hereto pertaining to the subject matter hereof.

      3. Full Force and Effect. Except as expressly amended in this Amendment, the Employment Agreement shall remain in full force and effect.

      4. Termination of Amendment. Notwithstanding anything to the contrary herein, this Amendment shall immediately and automatically terminate and have no further force and effect upon the termination or expiration, if any, of the Employment Agreement, in accordance with the provisions thereunder.

      5. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same interest.

      IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.


                                    By: /s/ Lawrence S. Doyle
                                        -----------------------------------
                                        Lawrence S. Doyle


                                    Annuity and Life Re (Holdings), Ltd.


                                    By: /s/ Robert M. Lichten
                                        -----------------------------------
                                        Robert M. Lichten, Vice Chairman


                                    Annuity and Life Reassurance, Ltd.


                                    By: /s/ Robert M. Lichten
                                        -----------------------------------
                                        Robert M. Lichten, Vice Chairman


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